UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2008

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2008, the Compensation Committee of the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) took the following actions with respect to the Company’s chief executive officer, chief financial officer, and other named executive officers as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2008 Stock Option Grants

Approved stock option grants to the following Officers:

Executive Officer	Title	2008 Evergreen Stock Options (in Shares of Common Stock)
Balu Balakrishnan	President and Chief Executive Officer	150,000
Bruce Renouard	Vice President, Worldwide Sales	32,000
John Tomlin	Vice President, Operations	32,000
Cliff Walker	Vice President, Corporate Development	32,000

The stock option grants will be effective on April 29, 2008 (the “Grant Date”). The exercise price per share for the stock options granted to the Officers shall be the fair market value of a share of the Company’s Common Stock on the Grant Date as determined in accordance with the Company’s 2007 Equity Incentive Plan, as amended. Vesting of each of the stock options granted to the Officers shall commence on the Grant Date.

2008 Executive Officer Bonus Plan

Approved the 2008 Executive Officer Bonus Plan as follows:

Each Officer, as described below, was assigned a target bonus applicable to service in 2008. Bonuses will be earned based on Company performance as against the 2008 Executive Officer Bonus Plan’s established revenue targets and non-GAAP operating income targets. The non-GAAP operating income targets were based on non-GAAP operating income, which excluded certain expenses, including (a) SFAS 123(R) charges, (b) specified legal fees and settlements, and (c) any settlements with the Internal Revenue Service. Weighting of the target components was as follows:

Revenue	25%
Non-GAAP Operating Income	75%

Total	100%

Revenue Component of Executive’s Bonus:

No pay out will be made under the plan if the Company’s 2008 actual revenue does not exceed at least an established minimum amount of revenue as set forth in the 2008 Executive Officer Bonus Plan. To the extent 2008 actual revenue increases above the minimum amount of revenue, the actual bonus increases, up to 100% of the revenue component of the target bonus when actual revenue equals target revenue in the 2008 Executive Officer Bonus Plan, and continues increasing thereafter as actual revenue increases, up to a maximum of 200% of the revenue component of the target bonus.

Non-GAAP Operating Income Component of Executive’s Bonus:

No pay out will be made under the plan if the Company’s 2008 actual non-GAAP operating income does not exceed at least an established minimum amount of non-GAAP operating income as set forth in the 2008 Executive Officer Bonus Plan. To the extent 2008 actual non-GAAP operating income increases above the minimum amount of non-GAAP operating income, the actual bonus increases, up to 100% of the non-GAAP operating income component of the target bonus when actual non-GAAP operating income equals target non-GAAP operating income in the 2008 Executive Officer Bonus Plan, and continues increasing thereafter as actual non-GAAP operating income increases, up to a maximum of 200% of the non-GAAP operating income component of the target bonus.

2008 Salaries and Target Bonuses

Approved the 2008 salaries (effective as of March 24, 2008) and 2008 target bonuses for the Officers as follows:

Executive Officer	Title	2008 Salary	2008 Target Bonus
Balu Balakrishnan	President and Chief Executive Officer	$400,000	$275,000
Rafael Torres	Chief Financial Officer and Vice President, Finance and Administration	$245,000	$100,000
Bruce Renouard	Vice President, Worldwide Sales	$265,000	$110,000
John Tomlin	Vice President, Operations	$275,000	$110,000
Cliff Walker	Vice President, Corporate Development	$260,000	$110,000

Resignation of Directors

On April 22, 2008, Balu Balakrishnan, Alan D. Bickell, Nicholas E. Brathwaite, Balakrishnan S. Iyer and E. Floyd Kvamme (collectively, the “Resigning Directors”) tendered their resignations to the Company as members of the Board serving for three year terms to facilitate the conversion of the Board from a staggered board to a Board in which the directors are elected annually. The resignations are to be effective upon the election of the Resigning Directors to the Board for a one-year term. The resignations do not apply to the one-year terms to which they are to be reelected. As a result, these directors will continue to serve as directors following the 2008 Annual Meeting of Stockholders, assuming they are reelected.

Resignation of Chief Financial Officer

On April 24, 2008, Rafael Torres, the Chief Financial Officer and Vice President, Finance and Administration of the Company, advised the Company that he intends to terminate his employment with the Company within three to five months, during which time a suitable successor can be hired and transitioned without interruption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Rafael Torres
Name: Rafael Torres
Title: Chief Financial Officer

Dated: April 25, 2008